EX-16-14.b

[DELOITTE LOGO]	Deloitte & Touche LLP 1700 Market Street Philadelphia, PA 19103-3984 USA Tel: +1 215 246-2300 Fax: +1 215 569-2441 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 25, 2012, relating to the financial statements and financial highlights of HighMark Geneva Mid Cap Growth Fund, HighMark Geneva Small Cap Growth Fund, HighMark Enhanced Growth Fund, HighMark Value Fund, HighMark Cognitive Value Fund, HighMark International Opportunities Fund, HighMark NYSE Arca Tech 100 Index Fund, HighMark Large Cap Core Equity Fund, HighMark Small Cap Core Fund, HighMark Large Cap Growth Fund, HighMark Balanced Fund, HighMark Equity Income Fund, HighMark Bond Fund, HighMark Short Term Bond Fund, HighMark California Intermediate Tax-Free Bond Fund, HighMark National Intermediate Tax-Free Bond Fund, and HighMark Wisconsin Tax-Exempt Fund, seventeen of the twenty-six portfolios constituting the HighMark Funds, appearing in the Annual Report on Form N-CSR of HighMark Funds for the year ended July 31, 2012, and to the reference to us under the heading “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Combined Proxy Statement/Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

May 17, 2013

Member firm of Deloitte Touche Tohmatsu Limited